UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2008 (August 19, 2008)

ASIA CORK INC.

(Exact name of registrant specified in charter)

Delaware	000-30115	13-3912047
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

3rd Floor, A Tower of Chuang Xin
Information Building
No. 72 Second Keji Road, Hi Tech Zone, Xi’An, Shaanxi 710075 P.R. CHINA

(Address of principal executive offices) (Zip Code)

(011) 86-13301996766

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement.

Pursuant to the terms of a Cancellation Agreement dated August 19, 2008, Xi’an Hanxin Science & Technology Co., Ltd. (the “Company”), an indirect wholly owned subsidiary of Asia Cork Inc. (the “Registrant”) and Shaanxi Shuta Wood Products Co., Ltd. (“Shaanxi Shuta”) terminated that certain Land Transfer Agreement (the “Transfer Agreement”) executed in November 2007. Pursuant to the Transfer Agreement, the Company had intended to purchase the right to use a parcel of land from Shaanxi Shuta in the ShaanXi Baoji district of The People’s Republic of China. The entire $1,457,747 (equivalent to RMB 10,000,000) deposit that had been previously paid to Shaanxi Shuta pursuant to the Transfer Agreement has been refunded to the Company.

As reported in its report on form 10-Q for the period ended June 30, 2008, the Registrant has had increased revenues over the last year and positive cash flow from operations. However, it has determined that the Transfer Agreement should be terminated because the funds that were to be used under the Transfer Agreement will be better utilized for use in expanding current operations, including purchasing additional raw materials, as opposed to purchasing land for the growth of additional cork trees.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(4) Exhibits:

1.1 Cancellation Agreement dated August 19, 2008 between Shaanxi Shuta Wood Products Co., Ltd. and Xi’an Hanxin Science & Technology Co., Ltd.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused his report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASIA CORK INC.

Dated: October 8, 2008	By:	/s/ Pengcheng Chen
Pengcheng Chen, Chief Executive Officer